EXHIBIT 21
                SUBSIDIARIES OF GLOBAL ENTERTAINMENT CORPORATION

                                                           JURISDICTION AND FORM
SUBSIDIARY                                                    OF ORGANIZATION
----------                                                    ---------------

Global Entertainment Acquisition Corp.                     Delaware Corporation

Global Entertainment Marketing Systems                     Nevada Corporation

International Coliseums Company, Inc.                      Nevada Corporation

Western Professional Hockey League Inc.                    Texas Corporation

Cragar Industries, Inc.                                    Delaware Corporation

Global Entertainment Ticketing, Inc.                       Nevada Corporation